SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]   Definitive Information Statement

                            HEALTHRENU MEDICAL, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

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

                            HEALTHRENU MEDICAL, INC.

                                12777 Jones Road
                                    Suite 481
                                Houston, TX 77070
                                 (281) 890-2561

                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of HealthRenu Medical, Inc. (the "Company") to the stockholders of record of the Company's Common Stock (the "Common Stock") at the close of business on September 26, 2005 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of a majority of the Common Stock of the Company. Those stockholders approved, by written consent dated September 26, 2005, an Amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 150,000,000 as described herein (the "Amendment").

This Information Statement is being mailed on or before the close of business on ____________, 2005, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Amendment will become effective twenty (20) days after __________, 2005, the date this Information Statement is first sent to the stockholders.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.




Houston, Texas
______________, 2005

                                    APPROVAL

As of the Record Date, there were 26,069,589 shares of Common Stock of the Company issued and outstanding and 1,763 shares of Series 2000A Preferred Stock ("Preferred Stock") of the Company issued and outstanding. All holders of shares of Common Stock and Preferred Stock as of the Record Date are entitled to receive this Information Statement. Each share of Common Stock and each share of Preferred Sock entitles the holder thereof to one vote on all matters submitted to the Company's stockholders. Holders of the Common Stock do not have dissenters' rights of appraisal in connection with the Amendment.

The Company is incorporated under the laws of the State of Nevada. Nevada law provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Amendment required the written consent of the holders of a majority of the Company's outstanding Common Stock. By written consent dated September 26, 2005, stockholders owning more than a majority of the issued and outstanding shares of Common Stock of the Company (the "Consenting Stockholders") authorized and approved the Amendment without a meeting.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation currently authorizes the issuance of a total of 55,000,000 shares, composed of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. The Amendment will increase the total number of authorized shares to 155,000,000 and increase the number of shares of Common Stock to 150,000,000. The Board of Directors has adopted a resolution approving the Amendment, subject to stockholder approval, to which the Consenting Stockholders agreed. The Amendment will modify Article FOURTH of the Company's Articles of Incorporation to read as set forth in Annex A.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. Each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. The new shares, like the currently authorized shares, will not have preemptive rights. The Amendment will not change the par value of the Common Stock.

Current stockholders do not have preemptive rights, which mean they do not have the right to purchase any new issuance of Common Stock in order to maintain their proportionate interests in the Company. Because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in total outstanding shares of authorized Common Stock. This Amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.



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

                      INCREASE IN AUTHORIZED COMMON STOCK

The Amendment will increase the authorized shares of Common Stock from 50,000,000 to 150,000,000. The Company needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance upon conversion of existing convertible securities and exercise of outstanding warrants (see "Outstanding and Issuable Securities"). The Company also needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance in equity financings, including under the Standby Equity Distribution Agreement with Cornell Capital Partners, LP (see "Outstanding and Issuable Securities").

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes. It is anticipated that such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, issuance in exchange for debt or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The Company has no current plan or commitment to issue shares of Common Stock for purposes other than those discussed above or described below in "Outstanding and Issuable Securities".

                      OUTSTANDING AND ISSUABLE SECURITIES

At September 26, 2005, the Company had outstanding  26,069,589  shares of Common
Stock,   1,763  shares  of  Preferred  Stock,  and  the  following   convertible
securities, warrants, options and commitments to issue Company securities:

Preferred Stock

      o 1,763 shares of Preferred Stock are outstanding which are convertible into shares of Common Stock on a one-for-one basis upon the election of the holders thereof or upon the occurrence of certain events.

Convertible Notes

      o $548,000 in principal of 8% convertible notes (the "8% Notes) plus accrued and unpaid interest convertible into shares of Common Stock at a conversion price equal to 85% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 10 trading days immediately preceding the day upon which the Company receives a conversion notice from the noteholder. Interest on the 8% Notes is due and payable in Common Stock at a price equal to the conversion price of the 8% Notes. Assuming a conversion price of $0.44, the $548,000 of outstanding unconverted 8% Notes would convert into 1,245,455 shares of Common Stock plus interest payable in up to 298,909 shares of Common Stock. The Company may issue up to an additional $452,000 in principal of 8% Notes through October 31, 2005.

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

Warrants

      o The purchasers of the 8% Notes were each issued two warrants which are exercisable upon conversion of the 8% Notes. Each warrant will entitle the holder to purchase one share of Common Stock at an exercise price per share equal to 125% and 150%, respectively, of the conversion price of the 8% Notes then in effect upon conversion of the 8% Notes by the noteholder from time to time (the "Warrants"). Assuming a conversion price of $0.44 for the $548,000 of unconverted outstanding 8% Notes, 1,245,455 125% Warrants would be issued at an exercise price of $0.4375 and 1,245,455 150% Warrants would be issued at an exercise price of $0.525.

      o Warrants to purchase 474,589 shares of common stock at prices ranging from $0.341 to $0.484 per share were issued to North Coast Securities Corporation and its affiliates for services as placement agent for the Company's private placement of 8% Notes and warrants in August and September 2005.

      o Warrants to purchase 500,000 shares of common stock at a price of $0.50 per share were issued to North Coast Securities Corporation and its affiliates for consulting services.

      o     Warrants to purchase  500,000  shares of common  stock at a price of
            $0.50  per  share  were  issued  to  MultiGrow  Advisors,   LLC  for
            consulting services.

      o Warrants to purchase 100,000 shares of common stock at a price of $0.50 per share were issued to Portfolio Lenders II, LLC for services. The warrants are subject to forfeiture six months from their date of issuance in the event that certain performance criteria is not satisfied.

Standby Equity Distribution Agreement

      o On May 23, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners L.P. ("Cornell Capital"), pursuant to which the Company may, at its discretion, periodically sell to Cornell Capital shares of Common Stock for a total purchase price of up to $10,000,000. For each share of Common Stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay the Company 97% of the lowest volume weighted average price of Common Stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which Common Stock is traded for the five days immediately following the date the Company delivers a notice requiring Cornell Capital to purchase shares under the Standby Equity Distribution Agreement.

            Cornell Capital's obligation to purchase shares of Common Stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective Registration Statement for shares of Common Stock sold under the Standby Equity Distribution Agreement and is limited to $350,000 per weekly advance.

            Assuming an issuance price of $0.44 per share for $10,000,000 of Common Stock, the Company would issue 22,727,273 shares of Common Stock to Cornell Capital under the Standby Equity Distribution Agreement.

                                   PROCEDURE

The Company will file the Amendment with the State of Nevada to make the Amendment effective. It is anticipated that the Amendment will be filed on that date which is 20 days after this Information Statement is first mailed to stockholders or ____________, 2005 (the "Effective Date").



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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 26, 2005, the number and percentage of outstanding shares of Common Stock beneficially owned by executive officers, directors and stockholders owning at least 5% of Common Stock.

             Name and Address of              Shares Owned           % of Class
              Beneficial Owner              Beneficially (1)            Owned

      Robert W. Prokos(2)(3)                  5,044,203                19.35%
      16510 Westwego Drive
      Cypress, Texas 77429

      Walter Zieverink(3)                      682,165                  2.62%
      c/o 4024 Autumn Lane
      Birmingham, Alabama 35243

      Dr. Daniel Sparks(3)                    1,743,163                 6.89%
      1026 Goodyear Avenue
      Suite 100-B
      Gadsden, Alabama 35903

      Dr. Dianne Love(3)                       932,009                  3.58%
      2503 Jasmine Ridge
      Houston, Texas77062

      David Spencer(3)                        1,452,922                 5.57%
      2078 Edgeview Drive
      Hudson, Ohio 44236

      Randy Mullins(4)                            0                      0%
      16107 Affirmed Way
      Friendswood, Texas 77546

      Anita Jones                             1,487,500                 5.71%
      c/o 4024 Autumn Lane
      Birmingham, Alabama 35243

      Greg Lemon                              1,688,410                  6.48%
      2705 Hunter's Glen Drive
      Plainsboro, New Jersey 08536

      All Officers and Directors              9,854,462                37.80%
      as a Group (5 people)

----------

(1) The number of shares of Common Stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission (the "SEC"), including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of September 26, 2005, there were 26,069,589 shares of common stock outstanding.

(2)   President and Chief Executive Officer.

(3)   Director.

(4)   Former Chief Executive Officer, Chief Financial Officer and Director.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holding or otherwise, in the Amendment, which is not shared by all other holders of the Company's Common Stock.

All members of the Board of Directors of the Company approved the Amendment by unanimous written consent of the Board of Directors dated September 21, 2005.

No security holder entitled to vote at a shareholder's meeting or by written consent has submitted to the Company a proposal.

                                  OTHER ACTION

No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

                             ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review the Company's electronically filed reports, proxy and information statements on the SEC's internet site at http://www.sec.gov.


                       BY ORDER OF THE BOARD OF DIRECTORS



                       By:
                          ---------------------------------------------------
                              Robert W. Prokos
                              Chief Executive Officer (Principal
                              Executive and Financial Officer)


Dated:  __________, 2005

                                                                         Annex A
                                                                         -------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            HEALTHRENU MEDICAL, INC.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 155,000,000 shares, composed of 150,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

      (1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors.

      (2) Each series of Preferred Stock

            (i)   may have such number of shares;

            (ii) may have such voting powers, full or limited, or may be without voting powers;

            (iii) may be subject to redemption at such time or times and at such prices;

            (iv) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

            (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

            (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

            (vii) may be entitled  to the benefit of a sinking  fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

           (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payments of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

            (ix)  may have such other relative, participating, optional or other
                  special   rights,   and   qualifications,    limitations,   or
                  restrictions thereof;

all as shall be stated in said resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares constituting such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

      (3) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock any may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

      (4) Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

      Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

      Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest, to the exclusion of the holders of the Preferred Stock.



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